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                                                                     EXHIBIT 3.5

                               State of Delaware
                                                               PAGE 1
                       Office of the Secretary of State
                       --------------------------------


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EVERCOM, INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF NOVEMBER, A.D. 2001, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State


2682799   8100                      [SEAL]              AUTHENTICATION:  1442181

010564964                                                         DATE: 11-13-01
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                          CERTIFICATE OF AMENDMENT TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                 EVERCOM, INC.




     EVERCOM, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:    The original Certificate of Incorporation of Evercom, Inc.
(formerly known as Talton Holdings, Inc.) (hereafter the "Corporation") was filed with the Secretary of State of Delaware on November 12, 1996.

     SECOND:    The Restated Certificate of Incorporation of the Corporation was
filed with the Secretary of State of Delaware on December 23, 1996.

     THIRD: An Amendment to the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 24, 1998.

     FOURTH: An Amendment to the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 8, 1999.

     FIFTH: The Restated Certificate of Incorporation of the Corporation, as amended, is further amended as follows:

     Section FOURTH, Subsection A of the Restated Certificate of Incorporation of Evercom, Inc. is amended in its entirety to read as follows:

     "A. The total number of shares of stock which the Corporation shall have authority to issue is 150,000 shares (the "Capital Stock") of which 100,000 shares shall be common stock, par value $0.01 per share (the "Common Stock"), and 50,000 shares shall be preferred stock, par value $0.01 per share (the "Preferred Stock"). The Common Stock shall be divided into two classes. The first class shall consist of 99,600 shares and is designated Class A Common Stock ("Class A Common"). The second class shall consist of 400 shares and is designated Class B Common Stock ("Class B Common"). The Preferred Stock shall be divided into three classes. The first class shall consist of 6,000 shares and is designated Senior Preferred Stock ("Senior Preferred"). The second class shall consist of 39,000 shares and is designated Junior Preferred Stock ("Junior Preferred"). The third class shall consist of 5,000 shares and is designated First Preferred Stock ("First Preferred"). The First Preferred may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and
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     such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation, and the Board of Directors is hereby expressly vested with authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions, subject to the provisions of this Certificate, including without limitation the restrictions and limitations set forth in Section FOURTH, Subsection C7. thereof."

     FIFTH: This amendment to the previously amended Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Second Amendment to Restated Certificate has been signed effective as of the 2nd day of October, 2001.



                              EVERCOM, INC.



                              By:   /s/ Keith Kelson
                                  -------------------------------
                                  Keith Kelson, Vice President